Exhibit 99.1

Grindr Announces Third Quarter 2022 and Year to Date Results After Listing on New York Stock Exchange

Third quarter Revenue of $50.4 million, up 32% year over year; Year-to-date Revenue of $140.5 million

Third quarter Net (Loss) Income of $(4.7) million; Year-to-date Net (Loss) Income of $(4.3) million

Third quarter Adjusted EBITDA of $24.0 million, up 17% year over year, with Adjusted EBITDA Margin of  48%; Year-to-date Adjusted EBITDA of $65.8 million

Completed business combination and began trading on NYSE under ticker “GRND”

December 05, 2022  07:00 AM Eastern Standard Time

LOS ANGELES – (BUSINESS WIRE) – Grindr Inc. (NYSE: GRND), the world’s largest social network for the LGBTQ community in 2021, today announced its financial results for the third quarter and nine months ended September 30, 2022.

“As we execute on our strategy as a publicly listed company, we will look to deliver sustainable and profitable growth by better serving our community and achieving our mission of connecting LGBTQ people with one another and the world.”

“We had an excellent third quarter and year to date as we prepared to enter the public markets. Financial results reflect growth in paying users and average revenue per user, supported by Grindr’s strong business model. We made solid progress on key strategic initiatives in developing our platform to better serve the needs of our community, including the ramp up of Boost, a premium add-on feature that enables connection beyond the hyperlocal,” said George Arison, Chief Executive Officer of Grindr. “As we execute on our strategy as a publicly listed company, we will look to deliver sustainable and profitable growth by better serving our community and achieving our mission of connecting LGBTQ people with one another and the world.”

Completed Business Combination

On November 18, 2022, Grindr and Tiga Acquisition Corp. (“Tiga”)  completed their proposed business combination, bringing the world’s largest social media platform for the LGBTQ community to the public market. That same day, Grindr began trading on the New York Stock Exchange under the ticker “GRND”.

Third Quarter and Year to Date 2022 Financial Highlights

Metrics	Three Months Ended Sept 30, 2022	Three Months Ended Sept 30, 2021	Nine Months Ended Sept 30, 2022	Nine Months Ended Sept 30, 2021
Revenue	$50.4M	$38.2M	$140.5M	$100.8M
Net (Loss) Income	$(4.7)M	$1.9M	$(4.3)M	$(1.4)M
Adjusted EBITDA (1)	$24.0M	$20.5M	$65.8M	$53.7M
Adjusted EBITDA Margin (1)	48%	54%	47%	53%
Paying Users (2)	815K	611K	768K	577K
Average Revenue per Paying User (2)	$17.67	$16.66	$17.12	$15.55

(1) See Use of Non-GAAP Financial Measures below.

(2) We defined average revenue per Paying User, as the revenue for the period indicated (divided by Paying Users. Paying Users are users that have purchased or renewed a Grindr subscription and/or purchased premium add-ons on the Grindr App. We calculate Paying Users as a monthly average over the period indicated, by counting the number of Paying Users in each month and then dividing by the number of months in the relevant measurement period.

Empowering the LGBTQ Community
Grindr is the world’s largest social network focused on the LGBTQ community, with an iconic global brand, strong growth, and significant runway. Grindr enables its users to find and engage with one another, share content and experiences, and explore themselves and the world around them. The company is devoted to providing a platform for social interactions for the vibrant community it serves and to cultivating a safe and accepting environment where all are welcome and feel a sense of belonging. Grindr’s target market is the worldwide LGBTQ community, which comprises more than 538.4 million people globally that self-identify as LGBTQ and represented approximately 6.9% of the total global population as of December 31, 2021.  Grindr had approximately 11 million monthly active users in 2021, and its core market is also growing rapidly. Grindr is the largest and most popular gay mobile app in the world, with more MAUs than other LGBTQ social networking applications. It enables its users to find and engage with each other, share content and experiences, and generally express themselves. Grindr is a pioneer and leading influence on the lifestyle trends and discourse among the global LGBTQ community. Grindr’s overall mission is to connect queer people with one another and the world.

Additional Financial Information
For additional detailed financial information for the three months and nine months ended September 30, 2022,  please refer to the 8-K which was filed with the Securities and Exchange Commission (“SEC”) on November 23, 2022, and which can be found on our investor relations website at https://investors.grindr.com/financials/sec-filings.

Investor Information
For all investor information including any additional future updates please visit the Grindr investor relations website at https://www.investors.grindr.com/.

About Grindr
With roughly 11 million monthly active users in virtually every country in the world, Grindr has grown to become a fundamental part of the queer community since its launch in 2009. The company continues to expand its ecosystem to enable gay, bi, trans and queer people to connect, express themselves, and discover the world around them. Grindr is headquartered in West Hollywood, California. The Grindr app is available on the App Store and Google Play.

Forward Looking Statements
This press release contains “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 regarding Grindr’s current views with respect to its industry, operations and future business plans and performance. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include all matters that are not historical facts.  Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the impact of the regulatory environment and complexities with compliance related to such environment; (ii) our ability to respond to general economic conditions; (iii) factors relating to the business, operations and financial performance of Grindr and its subsidiaries, including: (a) competition in the dating and social networking products and services industry; (b) the ability to maintain and attract users; and (c) fluctuation in quarterly and yearly results; (iv) natural disasters, outbreaks and pandemics, including the COVID-19 pandemic and MPox;  (v) our ability to adapt to changes in technology and user preferences in a timely and cost-effective manner; (vii) our ability to maintain compliance with privacy and data protection laws and regulations; (vi) our ability to protect systems and infrastructures from cyber-attacks and prevent unauthorized data access; (ix) our dependence on the integrity of third-party systems and infrastructure; and (vii) our ability to protect its intellectual property rights from unauthorized use by third parties. The foregoing list of factors is not exhaustive. Further information on these and additional risks, uncertainties and other factors that could cause actual outcomes and results to differ materially from those included in or contemplated by the forward-looking statements contained in this press release are included under the caption “Risk Factors” in the definitive proxy statement filed by Tiga with the SEC on November 1, 2022. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financial Measures
Grindr uses Adjusted EBITDA and Adjusted EBITDA margin, which are non-GAAP measures, to understand and evaluate its core operating performance. These non-GAAP financial measures, which may differ from similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of Grindr’s financial performance and should not be considered as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Grindr defines Adjusted EBITDA as net income (loss) excluding income tax provision, interest expense, depreciation and amortization, stock-based compensation expense, non-core expenses/losses (gains), including purchase accounting adjustments related to deferred revenue, transaction-related costs, management fees, and interest income from the related party loan to Catapult GP II. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of revenue. Grindr’s management uses Adjusted EBITDA and Adjusted EBITDA margin internally to evaluate the performance of its business and this measure is one of the primary metrics by which its internal budgets are based and by which management is compensated.  Grindr believes Adjusted EBITDA and Adjusted EBITDA Margin are also helpful to investors, analysts, and other interested parties because they can assist in providing a more consistent and comparable overview of our operations across our historical financial periods. Grindr excludes the above items as some are non-cash in nature, and others are non-recurring that they may not be representative of normal operating results. Adjusted EBITDA and Adjusted EBITDA margin adjust for the impact of items that Grindr does not consider indicative of the operational performance of our business. While Grindr believes that these non-GAAP financial measures are useful in evaluating its business, this information should be considered as supplemental in nature and is not meant as a substitute for the related financial information prepared and presented in accordance with GAAP.

Supplementary Information (Unaudited)

($ in thousands)	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
Reconciliation of net income (loss) to adjusted EBITDA
Net income (loss)	$(4,663)	$1,894	$(4,343)	$(1,433)
Interest expense (income), net	4,786	4,300	10,998	14,863
Income tax provision (benefit)	3,474	461	3,727	(214)
Depreciation and amortization	9,097	10,708	27,215	32,534
Transaction-related costs (1)	1,033	1,835	2,211	2,978
Litigation related costs (2)	439	231	1,521	1,378
Stock-based compensation expense	9,686	664	23,353	1,806
Management fees (3)	181	181	544	543
Purchase accounting adjustment (4)	-	-	-	892
Other expenses (income) (5)	1	218	552	351
Adjusted EBITDA	24,034	20,492	65,778	53,698
_________________

(1)
Transaction related costs represent legal, tax, accounting, consulting, and other professional fees related to the business combination with Tiga (the “Business Combination”) and other potential acquisitions, that are non-recurring in nature.

(2)
Litigation related costs primarily represent external legal fees associated with the outstanding litigation or regulatory matters such as the potential Datatilsynet fine or the CFIUS review of the Business Combination, which are unrelated to Grindr’s core ongoing business operations.

(3)
Management fees represent administrative costs associated with San Vicente Holdings LLC’s administrative role in managing financial relationships and providing directive on strategic and operational decisions, which ceased to continue after the closing of the Business Combination.

(4)	Purchase accounting adjustment includes the effects of the purchase accounting adjustment related to deferred revenue resulting from the June 10, 2020 acquisition.

(5)
Other expenses (income) primarily represents costs incurred from reorganization events that are unrelated to Grindr’s core ongoing business operations, including severance and employment related costs which, for the three months ended September 30, 2022 and 2021 are insignificant and for the nine months ended September 30, 2022 and 2021 are $0.5 million and $0.1 million, respectively.

Contacts
For Grindr Communications and Investor Relations:
Patrick Lenihan
Patrick.Lenihan@grindr.com

Investors:
IR@grindr.com

Media:
Press@grindr.com

GRINDR INC.

NYSE: GRND